UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2015

TESSCO Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031
(Address of principal executive offices) (Zip Code)

(410) 229-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective February 18, 2015, pursuant to a mutually agreed Letter Agreement (the “Letter Agreement”) of even date, Gerald T. Garland ceased to serve as Senior Vice President of Solutions Development & Product Management of TESSCO Technologies Incorporated (“TESSCO” or the “Company”). Mr. Garland will remain employed by the Company in a transitional role until May 31, 2015, when his employment with the Company will terminate.

The Company and Mr. Garland came to this mutual decision, in part to accommodate Mr. Garland’s desire to pursue certain charitable and philanthropic endeavors, while at the same time balancing these interests with the needs of TESSCO’s business.

In order to expedite the implementation of this mutual decision, and also after consideration of Mr. Garland’s undertakings pursuant to the Letter Agreement, and his more than 20 years of service and enormous contributions to TESSCO from its earliest days as a public company, TESSCO and Mr. Garland have agreed, pursuant to the Letter Agreement, to a severance arrangement as generally described below.

The parties have agreed that Mr. Garland will receive a severance payment equal to 1.00 times his current base salary ($345,000) to be paid in two equal installments, the first on May 31, 2015 and the second on January 4, 2016, assuming certain conditions are satisfied. These include the delivery by Mr. Garland of a release, and his not accepting any executive or senior management position (regardless of whether it is competitive with the Company) through November 30, 2015, or any competing position through May 31, 2016.

Mr. Garland has also agreed that he will not be entitled to any “Value Share” payment that he otherwise would have been entitled to for fiscal 2015, and that he will be entitled to receive only previously earned Performance Shares that are distributable prior to termination of his employment on May 31, 2015. He will not be entitled to receive any Performance Shares that might have otherwise become distributable to him after that date. Assuming that Mr. Garland remains employed on May 1, 2015, an aggregate of 10,192 Performance Shares are then expected to be distributed to him, and assuming his employment terminates on May 31, 2015, an aggregate of 5,768 Performance Shares will then be forfeited.

Because of the mutual agreement as to the change in Mr. Garland’s title and responsibilities, and as to termination of his employment, there will be no termination of Mr. Garland’s employment by the Company without Cause, nor by Mr. Garland for Good Reason, as those terms are used in the previously existing Severance and Restrictive Covenant Agreement, dated February 9, 2009 (the “2009 Severance Agreement”), between the Company and Mr. Garland. Under the terms of the 2009 Severance Agreement, upon a termination of his employment by the Company without Cause or by him for Good Reason, Mr. Garland would have been entitled to, among other things, payment of 1.65 times his current base salary. In addition, under such circumstances, he would have been entitled to acceleration and distribution of all 15,960 Performance Shares previously earned by him.

The 2009 Severance Agreement, and Mr. Garland’s obligations thereunder, otherwise remain in effect, as modified by the Letter Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement and 2009 Severance Agreement. A copy of the Letter Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(a)    Financial Statements of Businesses Acquired.

None.

(b)    Pro Forma Financial Information.

None.

(d)    Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated as of February 18, 2015, by and between TESSCO Technologies Incorporated and Gerald T. Garland

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified in the TESSCO Technologies Incorporated Annual Report on Form 10-K and other of the Company's filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Aric Spitulnik.
Aric Spitulnik.
Senior Vice President and Chief Financial Officer

Dated: February 20, 2015